 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2020

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common	ASTI	OTC

As previously disclosed, on September 22, 2020, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (“Series 1A SPA”) with Crowdex Investments, LLC, a private investor (“Investor”), for the private placement of up to $5,000,000 of the Company’s newly designated Series 1A Convertible Preferred Stock (“Series 1A Preferred Stock”).

The Series 1A Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.0001 per common share.

The Company sold 2,000 shares of Series 1A Preferred Stock to Investor in exchange for $2,000,000 of gross proceeds at an initial closing under the Series 1A SPA on September 22, 2020. Under the terms of the Series 1A SPA, the Company was scheduled to sell an additional 3,000 shares of Series 1A Preferred Stock to Investor in exchange for $3,000,000 of gross proceeds at a second closing on November 20, 2020. As further described below, the second tranche closing is now scheduled to occur on or before January 22, 2021.

Pursuant to the conversion and voting terms of the Series 1A Preferred Stock described above, Investor is currently entitled to cast 20 billion votes on any matter to be considered by stock holders for approval at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting).

Accordingly, Investor currently would be able to cast a majority of the votes entitled to vote at any meeting of stockholders of the Company (or written consent of stockholders in lieu of meeting). Investor, therefore, will, for the foreseeable future, have significant influence over the Company’s management and affairs, and will be able to control virtually all matters requiring stockholder approval, including the election of directors and other significant corporate transactions.

The offering of the Series 1A Preferred Stock is part of a broader ongoing restructuring process of the Company. In addition to raising additional capital, the Company has been restructuring and/or settling outstanding obligations, adding new personnel to the Company’s management and board, and refocusing the Company’s ongoing operations and business plan. As part of the restructuring process, the Company is working towards regaining its status as a currently reporting public company.

This report discloses several additional recently completed steps in the ongoing restructuring process.

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Unsecured Convertible Note

On November 27, 2020, the Company issued to Investor a $500,000 Unsecured Convertible Promissory Note (“Note”) in a private placement.

On November 27, 2020, the Company received $500,000 of gross proceeds from the offering of the Note.

Terms of the Convertible Note

The Note will mature on May 16, 2021. Principal and interest (if any) on the Note will be payable in a lump sum on May 16, 2021.

The Note will not bear interest, except in connection with a default. The default interest rate is 10% per annum.

At any time until the Note is fully paid, the Investor shall have the option to convert all or a portion of the amounts due under the Note into shares of the Company's Common Stock at a fixed conversion price of $0.0001 per share.

The Note contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the Note, and (ii) bankruptcy or insolvency of the Company.

The Note is not secured.

In connection with the offering of the Note, the Company and Investor agreed to move the scheduled closing date for the second tranche closing of the Series 1A Preferred Stock from November 20, 2020 until on or before January 22, 2021.

The foregoing description of the Note is a summary and is qualified in its entirety by reference to the document attached hereto as Exhibit 10.1, which document is incorporated herein by reference.

Settlement Agreement and Satisfaction of Judgement

On September 11, 2020, the Company entered into a settlement agreement (the “Settlement Agreement”) with its former law firm. Pursuant to the Settlement Agreement, the Company paid $120,000 on September 23, 2020 as the full and final settlement of all amounts owed between the parties. Following such payment, a satisfaction of an existing judgment in favor of such law firm was filed in Adams County Colorado. The Company will book a gain of approximately $1.1 million for the quarter ending September 30, 2020 relating to the Settlement Agreement.

Foreclosure and Subsequent Lease of Thornton Building

On July 28, 2020, the Company’s owned facility at 12300 Grant Street, Thornton, CO 80241 (the “Building”) was foreclosed by the Building’s first lien holder (“Mortgage Holder”) and sold at public auction. The successful bidder for the Building was 12300 Grant LLC, an affiliated company of the Mortgage Holder, at the price of $7.193 million. As a result, the Company’s obligations to Mortgage Holder and all of the Company’s outstanding real property taxes on the Building were considered fully repaid.

The Company will book a gain of approximately $3.2 million on sale of property which had a book value of about $4 million.

On September 21, 2020, the Company entered into a lease agreement with 12300 Grant LLC (“Landlord”) for approximately 100,000 rentable square feet of the Building (the “Lease”). The Lease term is for 88 months commencing on September 21, 2020 at a rent of $50,000 per month including taxes, insurance and common area maintenance until December 31, 2020. Beginning January 1, 2021, the rent shall adjust to $80,000 per month on a triple net basis and shall increase at an annual rate of 3% per annum until December 31, 2027.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the foreclosure of the Building is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Appointment of New CFO

On October 5, 2020, Victor Lee resigned from his position as the interim Chief Financial Officer of the Company. Mr. Lee continues to serve as Chief Executive Officer and a director of the Company.

On October 5, 2020, the Company appointed Michael Gilbreth to serve as the Chief Financial Officer of the Company effective October 5, 2020.

Mr. Gilbreth is a financial executive with more than 15 years of experience in accounting and business management, consumer packaged goods, e-commerce, and financial consulting. In April 2020, Mr. Gilbreth formed a financial consulting company, PVMG Advisors, Inc., which provides financial and business consulting services. While at PVMG, Mr. Gilbreth provided consulting services to Crowdex in connection with Ascent Solar’s recent restructuring and recapitalization process. Previously, from 2015 to January 2020, Mr. Gilbreth was Vice President of Finance at Candy Club Holding Limited (ASX: CLB) headquartered in Los Angeles, California. Candy Club is a leading specialty market confectionery company which operates in the business-to-business (B2B) and business-to-customer (B2C) segments in the United States. In this lead finance role at Candy Club, Mr. Gilbreth supported the company’s capital raising activities, including a successful initial public offering on the Australian Stock Exchange (ASX) in February 2019. From 2013 to 2015, Mr. Gilbreth operated Gilbreth Consulting, which provides financial and operational management consulting services, and strategic and operational planning services. From 2010 to 2013, Mr. Gilbreth was VP/Finance at MediaTrust, a performance marketing company based in southern California. From 2005 to 2010, Mr. Gilbreth was a business manager at Duban Sattler and Associates LLP, a boutique tax accounting and business management firm based in southern California which represents high net worth individuals.

The Company hired Mr. Gilbreth pursuant to the terms of a letter agreement and a standard and customary confidentiality, non-competition, and non-solicitation agreement. The letter agreement provides for at-will employment with an annual base salary of $165,000, and an annual discretionary bonus of up to 60% of base salary.

Resignation of Director; Appointment of New Directors

G. Thomas Marsh

In January 2020, G. Thomas Marsh resigned as a director of the Company. Mr. Marsh’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

David Peterson

The Company’s Board of Directors has appointed David Peterson as a Class 3 director effective as of December 10, 2020. Mr. Peterson is currently the Manager of Crowdex Investment, LLC. Crowdex is the Company’s controlling stockholder through its holdings of the recently issued shares of Series 1A Preferred Stock.

From April 2015 to present, Mr. Peterson has worked for EPD Consultants, Inc., a privately held engineering firm headquartered in Carson, California, where he serves as Senior Project Manager. From 2010 to 2015, Mr. Peterson was President and Co-Founder of Great Circle Industries, Inc., a water recycling company in southern California. Previously, Mr. Peterson has worked in management and M&A consulting, and as a private equity investor. Mr. Peterson has an MBA degree from the Marshall School of Business at the University of Southern California, and a B.A. from the University of California, Santa Cruz.

Mr. Peterson and Mr. Gilbreth are cousins.

Will Clarke

The Company’s Board of Directors has appointed Will Clarke as a Class 2 director effective as of December 10, 2020.

Since 2020, Mr. Clarke has been the Founder and President of Clarke Growth and Sustainment Strategies, an advisory firm specializing in guiding startup companies’ business expansion. From 2018 to 2020, Mr. Clarke was Head of Global Supply Chain Management and Technical Procurement for Atlas Airlines Worldwide Holdings, Inc. (NASDAQ: AAWW), a leading global provider of outsourced aircraft and aviation operating services headquartered in Purchase, NY. From 2015 to 2017, Mr. Clarke was Director of Procurement at Best Buy Co., Inc. (NYSE: BBY), a provider of technology products, services and solutions to its customers through over 1,400 retail stores, and also through its websites and mobile applications. Best Buy is headquartered in Richfield, MN and has operations in the United States, Canada and Mexico.

Prior to launching his second career in 2015, Mr. Clarke served 25 years as an Officer in the U.S. Navy, where he completed 10 deployments in support of war and peacetime operations on two aircraft carriers, one submarine, one warship and one on land. Mr. Clarke served in a number of senior finance, supply chain, procurement and logistics assignments across East Africa, Asia/Pacific, and the United States while serving in the U.S. Navy, where he attained the rank of Captain (O6). Mr. Clarke earned a B.S. in Mathematics from the U.S. Naval Academy, an M.S. in Finance and Contracts Management from the Naval Postgraduate School and has completed the Executive Development Program at Wharton Business School and the Corporate Governance Program at Columbia Business School.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Unsecured Convertible Note dated November 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 4, 2020	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer